Exhibit 99.1

                     SMARTPROS REPORTS FIRST QUARTER RESULTS

            COMPANY ACHIEVES STRONG REVENUE GROWTH AND PROFITABILITY

HAWTHORNE, N.Y. (PRIMEZONE) - MAY 11, 2005 - SmartPros Ltd. (AMEX: PED), a leader in the field of accredited professional education and corporate training, today reported first quarter results for the period ended March 31, 2005.

FOR THE THREE MONTHS ENDED MARCH 31, 2005 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2004:

          o    Revenues increased 28.4% to $2.85 million from $2.22 million.

          o As a percentage of revenue, operating expenses decreased to 55.3% from 61.1%.

          o Net income was $216,000, or $0.04 per share, compared to a net loss of $7,360 in the first quarter of 2004.

          o Net cash generated by operating activities was $248,000 compared to $230,000.

As of March 31, 2005, the Company had approximately $6.92 million in cash and investments, working capital of $3.70 million and stockholders' equity of approximately $6.64 million.

Allen Greene, Vice Chairman and Chief Executive Officer of SmartPros, noted, "Our first quarter results reflect the ongoing success of our strategy to build our core business while remaining focused on controlling costs. We are particularly pleased with the uptrend we are seeing in year-over-year revenue growth and in overall profitability."

Continuing, Greene added, "Despite its strong organic growth, the Company remains committed to its goal of expanding into new verticals and markets through acquisitions. We continue to evaluate acquisition opportunities that are presented to us. We have specific criteria that must be met and are considering only those opportunities that best fit our needs."

SmartPros will host a teleconference this afternoon beginning at 4:15 p.m. Eastern, and invites all interested parties to join management in a discussion regarding the Company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-240-2134. A replay of the call will be available on the Company's Web site approximately one hour after the live broadcast at http://ir.smartpros.com. A copy of this news announcement is immediately accessible via http://ir.smartpros.com.

                           FINANCIAL CHARTS TO FOLLOW

                          SMARTPROS LTD. AND SUBSIDIARY

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                             MARCH 31,       DECEMBER 31,
                                                                                               2005              2004
                                                                                           (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
   Cash and cash equivalents                                                             $    2,916,498    $    1,756,991
   Investment securities available-for-sale                                                   4,000,000         5,000,000
   Accounts receivable, net of allowance for doubtful accounts
      of $71,000                                                                              1,068,525           985,259
   Prepaid expenses and other current assets                                                    143,395           175,270
                                                                                         --------------    --------------
          TOTAL CURRENT ASSETS                                                                8,128,418         7,917,520
                                                                                         --------------    --------------

Property and equipment, net                                                                     570,708           544,176
Goodwill                                                                                         53,434            53,434
Other intangible, net                                                                         2,387,267         2,482,653
Other assets, including restricted cash of $150,000                                             150,000           167,196
                                                                                         --------------    --------------
                                                                                              3,161,409         2,703,283
                                                                                         --------------    --------------
          TOTAL ASSETS                                                                   $   11,289,827    $   11,164,979
                                                                                         ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                                      $      292,936    $      358,867
   Accrued expenses                                                                             283,627           373,993
   Current portion of capital lease and equipment financing obligations                          50,400            56,119
   Deferred revenue                                                                           3,802,676         3,741,466
                                                                                         --------------    --------------
          TOTAL CURRENT LIABILITIES                                                           4,429,639         4,530,445
                                                                                         --------------    --------------

Long-Term Liabilities:
   Capital lease and equipment financing obligations                                             53,671            64,020
   Other liabilities                                                                            163,818           164,907
                                                                                         --------------    --------------
          TOTAL LONG-TERM LIABILITIES                                                           217,489           228,927
                                                                                         --------------    --------------

Commitments and Contingencies
Stockholders' Equity:
   Convertible preferred stock, $.001 par value, authorized 1,000,000 shares,
        no shares issued and outstanding                                                              -                 -
   Common stock, $.0001 par value, authorized 30,000,000 shares,
        5,140,545 issued and 5,082,539 outstanding                                                  514               514
   Common stock in treasury, at cost - 58,006 shares                                           (220,000)         (220,000)
   Additional paid-in capital                                                                16,407,495        16,407,495
   Accumulated (deficit)                                                                     (9,238,810)       (9,454,902)
                                                                                         --------------    --------------
                                                                                              6,949,199         6,733,107
   Deferred compensation                                                                       (106,500)         (127,500)
   Note receivable from stockholder                                                            (200,000)         (200,000)
                                                                                         --------------    --------------
          TOTAL STOCKHOLDERS' EQUITY                                                          6,642,699         6,405,607
                                                                                         --------------    --------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $   11,289,827    $   11,164,979
                                                                                         ==============    ==============

                          SMARTPROS LTD. AND SUBSIDIARY

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                                                THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                         -------------------------------------
                                                                                             2005               2004
------------------------------------------------------------------------------------------------------------------------------
Net Revenues                                                                             $    2,848,951    $    2,218,351
Cost of Revenues                                                                              1,082,709           853,474
                                                                                         --------------    --------------
   Gross Profit                                                                               1,766,242         1,364,877
                                                                                         --------------    --------------
Operating Expenses:
   Selling, general and administrative                                                        1,435,160         1,185,190
   Depreciation and amortization                                                                141,243           170,971
                                                                                         --------------    --------------
                                                                                              1,576,403         1,356,161
                                                                                         --------------    --------------
   Operating Income (Loss)                                                                      189,839             8,716
                                                                                         --------------    --------------
Other Income (Expense):
   Interest income                                                                               29,554             3,718
   Interest expense                                                                              (3,301)          (19,794)
                                                                                         --------------    --------------
                                                                                                 26,253           (16,076)
                                                                                         --------------    --------------

Income (loss) before provision for income taxes                                                 216,092            (7,360)

Provision for Income Taxes                                                                            -                 -
                                                                                         --------------    --------------
Net Income (Loss)                                                                        $      216,092    $       (7,360)
                                                                                         ==============    ==============
Net Income (Loss) Per Common Share:
   Basic net income (loss) per common share                                              $         0.04    $            -
                                                                                         ==============    ==============
   Diluted net income (loss) per common share                                            $         0.04    $            -
                                                                                         ==============    ==============
Weighted Average Number of Shares Outstanding
   Basic                                                                                      5,082,539         2,604,178
                                                                                         ==============    ==============
   Diluted                                                                                    5,117,294         2,604,178
                                                                                         ==============    ==============

ABOUT SMARTPROS LTD.

Founded 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, engineering, and ethics and compliance. SmartPros' customers include over half of Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM and video. Our subscription libraries feature hundreds of course titles and 1,000+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals that services 300,000+ visitors and 100,000+ subscribers per month. Visit: www.smartpros.com.

SAFE HARBOR STATEMENT

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS." RESULTS REPORTED WITHIN THIS PRESS RELEASE SHOULD NOT BE CONSIDERED AN INDICATION OF FUTURE PERFORMANCE. EXCEPT FOR ANY HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS, BELIEVES OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE THESE RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT CONTAIN TERMS SUCH AS "BELIEVES," "BELIEF," "EXPECTS," "EXPECT," "INTENDS," "INTEND," "ANTICIPATE," "ANTICIPATES," "PLANS," "PLAN," TO BE UNCERTAIN AND FORWARD-LOOKING. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN OUR FILINGS WITH SECURITIES AND EXCHANGE COMMISSION.

                      FOR MORE INFORMATION, PLEASE CONTACT:

                                 SmartPros Ltd.
               Shane Gillispie, VP Marketing Services & eCommerce
            253-863-8280 or via email at shanegillispie@smartpros.com

                    Elite Financial Communications Group, LLC
                     Andrea Strittmatter, Account Executive
                    407-585-1080 or via email at ped@efcg.net